FIRST AMENDMENT TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This First Amendment to the AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of September 28, 2020 (the “Effective Date”), is entered into by and among (i) AT&T Inc., a Delaware corporation (“AT&T”), (ii) Brock Fiduciary Services LLC (the “Investment Manager”), as named fiduciary and investment manager, with respect to the AT&T Pension Benefit Plan (“AT&T Plan”), a participating plan in the SBC Master Pension Trust (“Trust”), acting on its own behalf and as investment manager on behalf of the Trust, (iii) the Trust, as a Holder (as defined below), and (iv) each of the entities set forth on Schedule 1 hereto (collectively, the “PIMCO Funds” and each a “PIMCO Fund”). Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Registration Rights Agreement (as defined below).

WHEREAS, each of AT&T, the Investment Manager, and the Trust is party to that certain Amended and Restated Registration Rights Agreement, dated October 15, 2018, (the “Registration Rights Agreement”);

WHEREAS, pursuant to that certain Series A Purchase Agreement (the “Series A Purchase Agreement”), dated as of September 24, 2020, made among JP Morgan Chase Bank, N.A., as directed trustee of the Trust, the Investment Manager, AT&T Mobility II LLC and each PIMCO Fund, the Trustee on behalf of the Trust intends to sell (the “Sale”) to the PIMCO Funds 106,666,666 in aggregate series A cumulative perpetual preferred membership interests (the “Purchased Interests”) in AT&T Mobility II LLC;

WHEREAS, in connection with the transfer of the Purchased Interests, the PIMCO Funds will be admitted as members of AT&T Mobility II LLC and it has been determined advisable and in the best interest of AT&T Mobility II LLC to further amend and restate AT&T Mobility II LLC’s Fourth Amended & Restated LLCA and enter into a Fifth Amended and Restated LLCA;

WHEREAS, in connection with the transfer of the Purchased Interests and the Fifth Amended & Restated LLCA and the addition of the PIMCO Funds as members thereunder, the parties to the Registration Rights Agreement wish to (i) amend the Registration Rights Agreement pursuant to Section 5.4 as set forth herein and (ii) admit each PIMCO Fund as a party to the Registration Rights Agreement; and

WHEREAS, the Trust constitutes, as holder of all 320,000,000 of Series A Preferred Interests outstanding as of the date hereof immediately prior to the transfer of the Purchased Interests, a Majority in Interest of the Holders of the Preferred Interests, and Section 5.4 of the Registration Rights Agreement permits amendments thereof by a writing signed by AT&T, a Majority in Interest of the Holders, and the Investment Manager.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

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1.Subject to and in accordance with the terms of the Registration Rights Agreement, effective as of the date hereof, each PIMCO Fund shall become a substitute Holder with respect to the Purchased Interests held by such PIMCO Fund until such time as such PIMCO Fund ceases to hold any Purchased Interest, upon which, such PIMCO Fund shall automatically, and without further action from any party to the Registration Rights Agreement, cease to be a Holder thereunder.
2.Non-Affiliates. If, and so long as, a Holder of Registrable Securities (other than the Trust) is not an Affiliate of AT&T (as defined in the Registration Rights Agreement), such Holder shall not be subject to (a) the provisions of Section 3.2(e) or (f) of the Registration Rights Agreement or (b) any restriction in the Registration Rights Agreement as a result of any Sale Window; and
3.Amendment to 4.1(e). Section 4.1(e)(i) is hereby amended and restated in its entirety as follows:
a.(i) Notwithstanding anything in this Agreement to the contrary, if either the executive officers or board of directors of AT&T determine, in its good faith judgment, that the filing, effectiveness or use of any registration statement (or proposed action or use) (x) would require AT&T to make public disclosure of material non-public information that, as determined in good faith by such executive officers or board of directors, would not be required to be made at such time but for filing or maintaining in effect a registration statement as contemplated by this Agreement, (y) would reasonably be expected to materially impede, delay or interfere with, or otherwise adversely affect, any significant financing, significant acquisition, corporate reorganization or other significant transaction then pending or proposed to be taken by AT&T or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or (z) render AT&T unable to comply with applicable securities laws, AT&T shall be entitled, in its sole discretion, to postpone and delay such filing, effectiveness or use of such registration statement for a period of time (a “Blackout Period”), and during each Blackout Period the Holders shall not make (or permit to be made on their behalf) any offers or sales of Registrable Shares, whether in a Shelf Takedown, a Non-Shelf Offering, pursuant to Rule 144 or in any other transaction, provided, however, that AT&T may not impose more than two Blackout Periods in any 12-month period, and such Blackout Periods may not exceed 60 days in the aggregate; provided, however, that AT&T shall give written notice to the Holders of its determination to impose a Blackout Period, in which case any requesting Holders shall be entitled to cancel any pending Demand Request or Non-Shelf Notice that has been made but not yet effected without such Demand Request or Non-Shelf Notice counting as one of the Demand Requests or Non-Shelf Notices referred to in Section 4.1(b). Upon notice by AT&T to the Holders of any such determination, the Holders shall, except as required by applicable law, keep the fact of any

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such notice strictly confidential, and during any Blackout Period, promptly halt any and all transfers of Holder Shares (whether pursuant to a Shelf Registration Statement, a Non-Shelf Offering, Rule 144 or otherwise) for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AT&T), and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by AT&T) and, if so directed by AT&T, shall deliver to AT&T any copies then in its possession of any such prospectus or prospectus supplement. Notwithstanding anything to the contrary in this Agreement, if, upon commencement of a Shelf Takedown or Non-Shelf Offering, AT&T determines, without the agreement of a Majority in Interest of the requesting Holders, to cause such offering to be suspended or halted, such action by AT&T shall be counted as one of the two Blackout Periods permitted pursuant to this Section 4.1(b), and AT&T shall promptly reimburse such requesting Holders all of such Holders’ reasonable, out-of-pocket expenses incurred with respect to such suspended or halted offering.
4.Notices. The address of the PIMCO Funds for any notice to be delivered to any PIMCO Fund under Section 5.5 of the Registration Rights Agreement shall be as provided below:
Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, CA 92660
Attn: The Control Group
Email: controlgroupNB@pimco.com

with copies to:

Ropes & Gray LLP
1211 6th Ave New York, NY 10036
Attn: Robb Tretter
E-mail address: Robb.Tretter@ropesgray.com

5.Entire Agreement. Except as expressly modified herein, all other terms and conditions of the Registration Rights Agreement will continue in full force and effect. The Registration Rights Agreement, as amended by this Amendment, constitutes and contains the entire agreement between the parties respecting the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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6.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.
AT&T INC.
By:
Name:
Title:
SBC MASTER PENSION TRUST
By:    JP MORGAN CHASE BANK, N.A.,
    Solely in its Capacity As Directed
    Trustee of the SBC Master Pension Trust
    By:
    Name:
    Title:
BROCK FIDUCIARY SERVICES, LLC, for itself and as Fiduciary and Investment Manager
By:    Brock Capital Group LLC, as Managing Member
    By:    Charles Brock LLC, as Managing
        Member
        By:
        Name:
        Title:

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EACH PIMCO FUND SET FORTH ON SCHEDULE 1
By:    Pacific Investment Management Company LLC, as investment manager, adviser or sub-adviser
    By:
    Name:
    Title:

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SCHEDULE 1

PIMCO Funds: PIMCO Income Fund
PIMCO Funds: PIMCO Total Return Fund
PIMCO Funds: Private Account Portfolio Series PIMCO Long Duration Credit Bond Portfolio
PIMCO Funds: PIMCO Investment Grade Credit Bond Fund
PIMCO Funds: PIMCO International Bond Fund (U.S. Dollar-Hedged)
PIMCO Funds: PIMCO Real Return Fund
PIMCO Variable Insurance Trust: PIMCO Total Return Portfolio
PIMCO Funds: PIMCO Low Duration Income Fund
Brighthouse Funds Trust I - PIMCO Total Return Portfolio
PIMCO Funds: PIMCO Diversified Income Fund
PIMCO Funds: Private Account Portfolio Series PIMCO Investment Grade Credit Bond Portfolio
PIMCO ETF Trust: PIMCO Active Bond Exchange-Traded Fund
PIMCO Funds: PIMCO Long-Term Credit Bond Fund
Pacific Select Fund - Managed Bond Portfolio
PIMCO Funds: PIMCO Long Duration Total Return Fund
Bridge Builder Trust: Bridge Builder Core Plus Bond Fund
PIMCO Funds: PIMCO Dynamic Bond Fund
PIMCO Dynamic Credit and Mortgage Income Fund
Brighthouse Funds Trust I- PIMCO Inflation Protected Bond Portfolio
PIMCO Funds: PIMCO StocksPLUS® Absolute Return Fund
Transamerica PIMCO Total Return VP
Harbor Bond Fund
PIMCO Funds: PIMCO Preferred and Capital Securities Fund
PIMCO Variable Insurance Trust: PIMCO Real Return Portfolio
PIMCO Funds: PIMCO StocksPLUS® Small Fund
PIMCO Flexible Credit Income Fund
PIMCO Funds: PIMCO Moderate Duration Fund
PIMCO Dynamic Income Fund

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